Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(amounts in thousands except share and per share data)

The following unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated statements of Roka Bioscience, Inc. (the “Company”), adjusted to give effect to the sale of substantially all of the assets of the Company in accordance with the Asset Purchase Agreement dated August 16, 2017 (the “Asset Purchase Agreement”) between the Company and Roka Bio, Inc. (the “Buyer”). These unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with, the financial statements contained herein and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission (the “SEC”) on March 20, 2017 and the Quarterly Report on Form 10-Q for the interim period ended June 30, 2017, filed with the SEC on August 18, 2017.
The unaudited pro forma condensed consolidated balance sheet gives effect to the proposed Asset Sale as if it had occurred on June 30, 2017. The cash proceeds and impact of the resulting gain are only included in the June 30, 2017 unaudited pro forma condensed consolidated balance sheet. The unaudited pro forma condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015 give effect to the proposed asset sale as if it had occurred on January 1, 2015.
The pro forma adjustments related to the sale of substantially all of the Company’s assets are based on available information and assumptions that management believes are (1) directly attributable to the Asset Sale; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations and comprehensive loss, expected to have a continuing impact on consolidated operating results. Certain of the most significant assumptions are set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.
We have included the following unaudited pro forma condensed consolidated financial information solely for the purpose of providing stockholders with information that may be useful for purposes of considering and evaluating the proposal to approve the Asset Sale. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it indicative of the results of operations or financial position that may occur in the future.
The unaudited pro forma condensed consolidated financial information does not give effect to the planned liquidation and dissolution of the Company pursuant to the Plan of Liquidation and therefore does not purport to reflect what the Company anticipates the actual state of operations to be following the completion of the Asset Sale. Furthermore, if we continue to file reports with the SEC in the future, the pro forma adjustments may differ from those that will be calculated for purposes of reporting discontinued operations in future filings. The Company cautions stockholders that its future results of operations, including uses of cash and financial position, will significantly differ from those described in these unaudited pro forma condensed consolidated financial statements, and accordingly, these unaudited pro forma condensed consolidated financial statements should be read in conjunction with the disclosures in the proxy statement to which they are attached regarding the nature of the Company’s business following completion of the transactions contemplated by the Asset Sale Agreement.

	June 30, 2017	Pro Forma Adjustments
				Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$2,392	$15,175	(a)	$17,567
Short-term marketable securities	8,977			$8,977
Trade accounts receivable, net of $0 allowance for doubtful accounts	1,136			$1,136
Inventories	4,054	(4,054)	(b)	$—
Prepaid expenses and other current assets	1,760	(1,105)	(c)	$655
Total current assets	18,319	10,016		28,335
Property and equipment, net	3,718	(3,111)	(d)	$607
Intangible assets, net	8,321	(8,321)	(e)	$—
Other assets	319	—		$319
Total assets	$30,677	$(1,416)		$29,261
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$655			$655
Short-term deferred payments	6,756	—	(f)	$6,756
Notes payable, current	4,999	—		$4,999
Accrued expenses and other current liabilities	1,861	—		$1,861
Total current liabilities	14,271	—		14,271
Deferred payments	4,018	—	(f)	$4,018
Other long-term liabilities	236	—		$236
Total liabilities	18,525	—		18,525
Common stock, $0.001 par value:
500,000,000 shares of Common Stock authorized; 5,013,314 shares issued and 5,007,742 shares outstanding, respectively at June 30, 2017	5	—		$5
Additional paid-in capital	245,728	—		$245,728
Treasury stock, at cost: 5,572 shares at June 30, 2017 and December 31, 2016	(84)	—		$(84)
Accumulated deficit	(233,497)	(1,416)	(g)	$(234,913)
Total stockholders’ equity	12,152	(1,416)		10,736
Total liabilities and stockholders’ equity	$30,677	$(1,416)		$29,261

ROKA BIOSCIENCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2017

(amounts in thousands except share and per share data)

	Six Months Ended June 30,	Pro Forma Adjustments		Pro Forma
	2017	2017
Revenue	$4,179	$(4,179)	(i)	$—
Operating expenses:
Cost of revenue	4,346	(4,346)	(i)	—
Research and development	2,694	(2,694)	(j)	—
Selling, general and administrative	8,339	(3,262)	(k)	5,077
Amortization of intangible assets	1,874	(1,874)	(i)	—
Impairment of long-lived assets	11,641	—		11,641
Total operating expenses	28,894	(12,176)		16,718
Loss from operations	(24,715)	7,997		(16,718)
Other income (expense):
Interest income (expense), net	(628)	—	(l)	(628)
Loss before income taxes	(25,343)	7,997		(17,346)
Income tax provision (benefit)	15	—		15
Net loss and comprehensive loss	$(25,358)	$7,997		$(17,361)
Net Loss per Common Share:
Basic and diluted	$(5.09)			$(3.48)
Weighted average common shares outstanding used in computing net loss per common share:
Basic and diluted	4,986,603			4,986,603

ROKA BIOSCIENCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

(amounts in thousands except share and per share data)

	Year Ended December 31, 2016	Pro Forma Adjustments		Pro Forma
Revenue	$7,242	(7,242)	(i)	—
Operating expenses:
Cost of revenue	7,974	(7,974)	(i)	—
Research and development	7,253	(7,253)	(j)	—
Selling, general and administrative	17,739	(7,748)	(k)	9,991
Amortization of intangible assets	3,758	(3,758)	(i)	—
Total operating expenses	36,724	(26,733)		9,991
Loss from operations	(29,482)	19,491		(9,991)
Other income (expense):
Change in fair value of financial instruments	—	—		—
Interest income (expense), net	(1,550)	—	(l)	(1,550)
Loss before income taxes	(31,032)	19,491		(11,541)
Income tax provision (benefit)	(245)			(245)
Net loss and comprehensive loss	$(30,787)	$19,491		$(11,296)
Deemed dividend applicable to beneficial conversion feature of Series A preferred stock	(7,748)	—		(7,748)
Net loss applicable to common shareholders	(38,535)	19,491		(19,044)
Net Loss per Common Share:
Basic and diluted	$(17.42)			$(8.61)
Weighted average common shares outstanding used in computing net loss per common share:
Basic and diluted	2,211,740			2,211,740

ROKA BIOSCIENCE, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2015

(amounts in thousands except share and per share data)

	Year Ended December 31, 2015	Pro Forma Adjustments		Pro Forma
Revenue	$5,985	(5,985)	(i)	—
Operating expenses:
Cost of revenue	7,704	(7,704)	(i)	—
Research and development	7,689	(7,689)	(j)	—
Selling, general and administrative	21,778	(9,914)	(k)	11,864
Amortization of intangible assets	3,748	(3,748)	(i)	—
Impairment of goodwill	360	—		360
Total operating expenses	41,279	(29,055)		12,224
Loss from operations	(35,294)	23,070		(12,224)
Other income (expense):
Interest income (expense), net	(2,006)	—	(l)	(2,006)
Loss before income taxes	(37,300)	23,070		(14,230)
Income tax provision (benefit)	(700)	—		(700)
Net loss and comprehensive loss	$(36,600)	$23,070		$(13,530)
Net Loss per Common Share:
Basic and diluted	$(21.18)			$(7.83)
Weighted average common shares outstanding used in computing net loss per common share:
Basic and diluted	1,728,321			1,728,321

1. Asset Sale

On November 1, 2017, pursuant to the terms of the Asset Purchase Agreement, dated August 16, 2017, as amended (the "Asset Purchase Agreement") by and between Roka Bioscience, Inc., a Delaware corporation the “Company”) and Rokabio, Inc., the Company closed the sale of substantially all of the assets of the Company, excluding its Accounts Receivables (as defined in the Agreement), totaling $856,000 as of October 31, 2017 in an all-cash transaction for an aggregate purchase price of $16,500,000.

Pursuant to the terms of the Asset Purchase Agreement, the Company is required to provide transition services to the Buyer for a period of time following the closing of the Asset Sale through December 31, 2017 (the “Transition Period”).

2. Unaudited pro forma adjustments

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that we believe to be directly attributable to the Asset Sale, as further described in our definitive proxy statement, filed with the SEC on October 4, 2017, and factually supportable. Actual results may differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the Asset Sale occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results. The unaudited pro forma consolidated financial information and the accompanying unaudited notes should be read in conjunction with our consolidated financial statements and notes thereto included by reference in this proxy statement.

The following pro forma adjustments, related to the proposed Asset Sale, are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations.

(a)
Represents proceeds under the terms of the asset purchase agreement, as amended, of $16.5 million, net of transaction related expenses of $1.3 million. Transaction related expenses are summarized as follows (amounts in thousands):

Unpaid Fees for Duff & Phelps	$675
Fees for fairness opinion	150
Legal and accounting fees*	500
Total	$1,325

*Amounts are estimated and subject to change.

(b)	Represents transfer of all inventories to the Buyer under the terms of the Asset Purchase Agreement.

(c)	Represents spare parts transferred to the Buyer under the terms of the Asset Purchase Agreement.

(d)
Represents transfer of property and equipment to the Buyer under the terms of the Asset Purchase Agreement. Amounts include Atlas instruments, laboratory equipment, manufacturing equipment, software and computer and office equipment. Excludes leasehold improvements which remain part of the Company's assets.

(e)	Represents transfer of the intangible asset to Buyer under the terms of the Asset Purchase Agreement.

(f)
On August 16, 2017, the Company entered into a third amendment (the “Third License Amendment”) to its license agreement, dated September 10, 2009, with Gen-Probe Incorporated (subsequently acquired by Hologic, Inc.). The Amendment provides that, among other things, the Company’s obligation to make milestone payments of $5.0 million in January 2018 and $5.0 million in January 2020 shall be reduced to a single $2.5 million milestone payment (paid by Company as of November 1, 2017). The Company determined that imputed interest should be calculated and recognized in accordance with ASC-835, as such, the $5.0 million payment due on January 1, 2017 and the $5.0 million payment due on January 1, 2018 were recorded in Deferred payments on the Balance Sheet at their present value of $8.8 million as of June 30, 2017. The reduction of these liabilities in accordance with the Third License Amendment is not reflected in the unaudited pro forma financial statements.

(g)	The overall adjustment to accumulated deficit includes the loss on the sale of the assets of $1.4 million, which is calculated as follows (amounts in thousands):

Purchase Price	$16,500
Less estimated transaction-related expenses	(1,325)
Net proceeds	15,175
Assets sold under the Asset Purchase Agreement	(16,591)
Loss on Sale of assets	$(1,416)

(h)	Represents the elimination of Revenue, Cost of Revenue and Amortization of Intangible Assets related to the sale of the asset group for the periods presented.

(i)	Represents the elimination of Research and Development expense directly related to our asset group transferred to the Buyer under the Asset Purchase Agreement.

(j)	Represents the sales and marketing expenses incurred during the period, and directly related to the assets sold, for the periods presented.

(k)
Interest expense for the periods presented includes imputed interest realized in conjunction with the amounts payable under the Second Amendment to the License Agreement with Gen-Probe which would not have been recorded in the periods presented had the Asset Purchase Agreement and Third License Amendment been effective as of January 1, 2015. Interest expense related to the amounts payable under the second amendment were $0.4 million, $0.8 million and $1.0 million for the six months ended June 30, 2017, the twelve months ended December 31, 2016 and the twelve months ended December 31, 2015, respectively.